Exhibit 99.1

John Cummings

salesforce.com

Investor Relations

415-778-4188

jcummings@salesforce.com

Chi Hea Cho

salesforce.com

Public Relations

415-281-5304

chcho@salesforce.com

Salesforce.com Appoints Two New Members to its Board of Directors

John V. Roos, Former U.S. Ambassador to Japan, and Robin Washington, Gilead Sciences CFO, join salesforce.com’s Board of Directors

Stratton Sclavos and Shirley Young depart

SAN FRANCISCO, Calif. – September 12, 2013 – Salesforce.com [NYSE: CRM], the world’s #1 CRM platform (http://www.salesforce.com/), announced today the appointments of John V. Roos, the former U.S. Ambassador to Japan, and Robin Washington, CFO of Gilead Sciences, to its Board of Directors. Salesforce.com also announced that Stratton Sclavos, former president and CEO of VeriSign, and Shirley Young, former corporate VP of General Motors, have departed from the company’s Board of Directors. All changes to salesforce.com’s board were effective as of September 10, 2013.

Comments on the News:

•	“John’s impressive leadership during historic moments of transformation in both the public and private sector and Robin’s wealth of experience in healthcare and technology make them both powerful new additions to our board,” said Marc Benioff, Chairman and CEO, salesforce.com. “Both Stratton and Shirley have been invaluable members of our board for many years, and I am grateful for their countless contributions to salesforce.com’s success.”

•	“Salesforce.com has an incredible culture of innovation and continues to move the industry forward as it redefines the next decade of enterprise software, which is why I’m so thrilled to be joining its board,” John Roos said.

•	“I’m delighted to be joining the board of one of the world’s fastest growing software companies,” Robin Washington said.

•	“It’s been an honor to serve on salesforce.com’s board over the past 13 years and see it grow from an idea into a $3 billion company that has completely transformed the software industry,” Stratton Sclavos said.

•	“As the pioneer of cloud computing, salesforce.com has delivered phenomenal momentum around the world and it has been a distinct honor to serve on its board for the past eight years,” Shirley Young said.

With the appointments of Roos and Washington, salesforce.com’s board now consists of Marc Benioff, salesforce.com chairman and CEO; Keith Block, salesforce.com President and Vice Chairman; Craig Conway, former CEO of PeopleSoft; Alan Hassenfeld, former chairman and CEO of Hasbro; Craig Ramsey, former senior vice president of worldwide sales for Siebel; Sanford Robertson, principal of Francisco Partners; John Roos, former U.S. Ambassador to Japan; Lawrence Tomlinson, former senior vice president and treasurer for Hewlett Packard Company; Robin Washington, CFO of Gilead Sciences; and Maynard Webb, chairman of Yahoo! Inc.

Background on John V. Roos

•	Roos most recently served as the U.S. ambassador to Japan, from August 2009 to August 2013.

•	Prior to his appointment as ambassador, Roos practiced corporate and securities law at Wilson Sonsini Goodrich & Rosati, the Silicon Valley law firm, from 1985 to 2009, where he most recently served as Chief Executive Officer.

•	Roos holds an A.B. in political science and a J.D., both from Stanford University.

Background on Robin Washington

•	Washington is currently the Senior Vice President and Chief Financial Officer of Gilead Sciences, Inc., which she joined in 2008.

•	Washington was previously Chief Financial Officer of Hyperion Solutions, which was acquired by Oracle Corporation in March 2007. Prior to Hyperion, she served in a number of executive positions with PeopleSoft, most recently in the role of Senior Vice President and Corporate Controller.

•	Washington is a member of the Board of Directors of Honeywell, the Board of Directors of the San Jose Children’s Discovery Museum and the Board of Visitors of Graziadio School of Business and Management at Pepperdine University.

•	Washington is a certified public accountant and holds a B.A. in business administration from the University of Michigan and an M.B.A. from Pepperdine University.

About salesforce.com

Salesforce.com is the world’s largest provider of customer relationship management (CRM) software. For more information about salesforce.com (NYSE: CRM), visit:www.salesforce.com.

Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM.” For more information please visit http://salesforce.com, or call 1-800-NO-SOFTWARE.